UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

December 3, 2014

Date of Report (Date of earliest event reported)

PARATEK PHARMACEUTICALS, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-36066	33-0960223
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

75 Kneeland Street
Boston, MA	02111
(Address of principal executive offices)	(Zip Code)

(617) 275-0040

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 3, 2014, Paratek Pharmaceuticals, Inc. (the “Company”) announced the appointment of Douglas W. Pagán as the Chief Financial Officer of the Company, effective December 18, 2014, to serve at the discretion of the Company’s Board of Directors (the “Board”).

Mr. Pagán, 43 years old, was previously Vice President of Finance at Acceleron Pharma Inc. (“Acceleron”), a biopharmaceutical company, since March 2011. In that position, Mr. Pagán’s responsibilities included strategic planning, budgeting, accounting, U.S. Securities and Exchange Commission (the “SEC”) reporting, compliance with the Sarbanes-Oxley Act of 2002, and tax, treasury and transactional functions. Prior to that, Mr. Pagán was Senior Director, Finance at Acceleron since April 2008. Before joining Acceleron, Mr. Pagán served in financial management roles at Biogen Idec Inc., a biotechnology company, and Bristol-Myers Squibb Company, a biopharmaceutical company. Previously, Mr. Pagán worked in healthcare investment banking at J.P. Morgan, as well as in pharmaceutical operational roles at Johnson and Johnson. Mr. Pagán received his BSE in Chemical Engineering from Princeton University and his MBA from Columbia Business School with concentrations in Finance and Accounting.

Pursuant to the terms of Mr. Pagán’s offer letter agreement with the Company, Mr. Pagán will receive an annual base salary of $300,000 and is eligible to earn a signing bonus of $65,000. In addition, starting with the 2015 calendar year, Mr. Pagán will be eligible to earn a discretionary performance bonus of up to 30% of his annual base salary. Subject to approval by the Board, which approval has not yet been given, Mr. Pagán will also be granted options under the Company’s 2006 Incentive Award Plan to purchase 160,000 shares of the Company’s common stock, which options will vest over a four year vesting period, under which 25% of the shares will vest after 12 months of employment, with the remaining shares vesting monthly thereafter over the remaining 36 month period. The exercise price of the options will be the fair market value of the shares of the Company’s common stock on the date of grant.

Upon termination of Mr. Pagán’s employment for any reason other than by the Company without cause or by him with good reason, he will be paid all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation, and Mr. Pagán’s options will terminate, as to all unvested shares, as of his termination date.

Upon termination of Mr. Pagán’s employment at any time by the Company without cause or by him with good reason, he will receive all accrued but unpaid base salary, any earned but unpaid bonus, reimbursement for business expenses incurred but not yet paid and all accrued but unused vacation. In addition, subject to Mr. Pagán’s execution of a general release and waiver of claims in favor of the Company and its affiliates, he will be eligible to receive cash severance equal to 12 months of his annual base salary, a prorated portion of the performance bonus he would have earned for the year in which his employment terminates and 12 months of continued health care insurance coverage.

Upon the termination of Mr. Pagán’s employment by the Company without cause, or by him with good reason, during a time period starting on the date 90 days before the closing of a change in control and ending on the date 12 months after the closing of a change in control, subject to Mr. Pagán’s execution of a general release and waiver of claims in favor of the Company and its affiliates and his provision of continued services through the termination date, Mr. Pagán’s options will vest in full, effective as of the termination date of his employment.

Mr. Pagán will also be eligible to participate in the Company’s standard employee benefits plans, for any additional benefits provided to the Company’s executive employees generally, to accrue paid vacation and to be paid or reimbursed for reasonable business expenses incurred or paid by him in the performance of his duties and responsibilities for the Company.

In connection with his appointment, the Company expects to enter into an indemnification agreement with Mr. Pagán on substantially the same terms as the indemnification agreements previously entered into between the Company and each of its other executive officers, which agreements require that the Company, under the circumstances and to the extent provided for therein, indemnify such persons to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by any such person as a result of such person being, or threatened to be, made a party to or participant in certain actions, suits and proceedings by reason of the fact that such person is or was an officer of the Company. The indemnification agreements also require that the Company, under the circumstances and to the extent provided for therein, indemnify such persons to the fullest extent permitted by applicable law against certain expenses if such person is, or is threatened to be made, a party to or participant in a proceeding by or in the right of the Company to procure a judgment in its favor. The rights of each person who is a party to an indemnification agreement are not exclusive of any other rights to which such person may be entitled under applicable law, the Company’s certificate of incorporation, the Company’s bylaws, any other agreement, a vote of the Company’s stockholders, a resolution adopted by the Board or otherwise. The Company has previously filed the indemnification agreement entered into between Michael F. Bigham, the Chairman of the Board and the Chief Executive Officer of the Company, and the Company as Exhibit 10.1 to the Current Report on Form 8-K filed with the SEC on October 31, 2014.

There are no arrangements or understandings between Mr. Pagán and any other persons pursuant to which he was selected as an officer, he has no family relationships with any of the Company’s directors or executive officers, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

In connection with Mr. Pagán’s appointment as the Chief Financial Officer of the Company, on December 3, 2014, Kathryn M. Boxmeyer resigned as Interim Chief Financial Officer of the Company, effective December 18, 2014. As previously disclosed, Ms. Boxmeyer and the Company expect to enter into a consulting agreement for the period commencing on January 1, 2015 through June 30, 2015, pursuant to which Ms. Boxmeyer will provide services for approximately 20 hours per week. Ms. Boxmeyer will be paid $11,500 per month, her stock options will continue to vest at the rate of approximately 418 shares per month, and she will be eligible to receive a retention bonus of $75,000, unless the consulting agreement is terminated for cause or Ms. Boxmeyer voluntarily resigns. If the Company terminates the consulting agreement without cause, Ms. Boxmeyer will receive all fees otherwise due for the entire term of the consulting agreement and the retention bonus.

Item 8.01	Other Events.

On December 3, 2014, the Company issued a press release announcing the appointment of Mr. Pagán. A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit 99.1	Press release issued on December 3, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PARATEK PHARMACEUTICALS, INC.

Date: December 3, 2014	By:	/s/ Michael F. Bigham
		Name:	Michael F. Bigham
		Title:	Chairman and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

Exhibit 99.1	Press release issued on December 3, 2014